Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215833 (including Post-Effective Amendment No. 1 thereto), 333-209241, and 333-114543 on Form S-3; Registration Statement Nos. 333-203201, as amended, 333-179310, 333-173660, 333-149757, 333-101202, as amended, 333-115976, as amended, 333-159586, as amended, and 333-105773, as amended on Form S-8; Post-Effective Amendment No. 1 to Registration Statement Nos. 333-32413-99, 333-49333-99, 333-38188-99, 333-60260-99 and 333-98271-99 on Form S-8; and Post-Effective Amendment No. 5 to Registration Statement No. 333-11329-99 on Form S-8 of CenterPoint Energy, Inc. of our report dated February 19, 2019, relating to the consolidated financial statements of Enable Midstream Partners, LP and subsidiaries, appearing in this Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 28, 2019